Exhibit 5.1

Dynagas LNG Partners LP
Poseidonos Avenue and Foivis 2 Street
16674 Glyfada, Athens, Greece

September 23 , 2024

Re: Dynagas LNG Partners LP

Ladies and Gentlemen:

We have acted as counsel to Dynagas LNG Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”) and its subsidiaries listed on Schedule A hereto (the “Subsidiary Guarantors”) in connection with the Partnership’s registration statement on Form F-3 (such registration statement as amended or supplemented from time to time, the “Registration Statement”) (Registration No. 333-281195), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 1, 2024 and amended on September 23, 2024, under the U.S. Securities Act of 1933, as amended (the “Securities Act”) , with respect to the registration of (i) up to an aggregate of $350,000,000 of securities, including common units (“Common Units”) and other classes of units (“Other Units”), each representing limited partner interests in the Partnership, debt securities of the Partnership (“Debt Securities”), guarantees of Debt Securities that are made by the Partnership and the Subsidiary Guarantors (“Guarantees”), warrants to purchase the Partnership’s securities (“Warrants”), rights to purchase the Partnership’s securities (the “Rights”), and purchase contracts to purchase the Partnership’s securities (the “Purchase Contracts” and together with the Common Units, Other Units, Debt Securities, Guarantees, Warrants, and Rights, the “Primary Securities”) and (ii) an aggregate of 15,595,000 common units of the Partnership (the “Secondary Units” and, together with the Primary Securities, the “Securities”) to be offered by the selling shareholder named in the Prospectus (defined below).

The Debt Securities will be issued in one or more series pursuant to a Base Indenture (as defined below) to be entered into among the Partnership and a trustee to be named therein (the “Trustee”). Each such Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, or other writing thereunder, establishing the form and terms of such series (together with the applicable Base Indenture, an “Indenture”). The Guarantees, if any, with respect to any series of Debt Securities will be issued under such Indenture, to which each guarantor providing a Guarantee of the Debt Securities of such series shall be party.

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the prospectus included therein (the “Prospectus”);

(ii)	the form of Senior Indenture and the form of Subordinated Indenture, each as filed as an exhibit to the Registration Statement (each, a “Base Indenture”);

(iii)	the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”);

(iv)
the Partnership’s Certificate of Limited Partnership (together with the Partnership Agreement, the “Organizational Documents”) filed with the Republic of the Marshall Islands pursuant to the Marshall Islands Limited Partnership Act in connection with the formation of the Partnership;

(v)	other formation documents and agreements, as applicable, of the Subsidiary Guarantors; and

(vi)
such other documents and records of the Partnership and the Subsidiary Guarantors and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have assumed (a) the legal competence or capacity of persons or entities (other than the Partnership and the Subsidiary Guarantors organized under the laws of the Republic of the Marshall Islands or Delaware) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Partnership and its general partner, Dynagas GP LLC, a Marshall Islands limited liability company (the “General Partner”), and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that:

(i)	the Registration Statement, and any amendments thereto, will have become effective;

(ii)	a Prospectus, including any supplement or amendment thereto, will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in compliance with all terms, conditions and restrictions set forth in the Prospectus including any supplement or amendment thereto, and all of the instruments, agreements and other documents relating thereto or executed in connection therewith;

(iv)
all documents contemplated by the Prospectus, including any supplement or amendment thereto, to be executed in connection with the offer and sale of Securities will have been duly authorized, executed and delivered by each of the parties thereto;

(v)
a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto;

(vi)
the terms of the offer and sale of Securities will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus including any supplement or amendment thereto, and all of the instruments, agreements and other documents relating thereto or executed in connection therewith;

(vii)
the definitive terms of any Security, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the board of directors of the Partnership and, if applicable, the General Partner, and the requisite holders of any Other Units (if applicable), the Organizational Documents and applicable law.

(viii)
all Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

(ix)
Fareastern Shipping Limited, a Subsidiary Guarantor that is organized under the laws of Malta, is validly existing and has the requisite power to enter into the authorize the applicable Indenture and issue a Guarantee thereunder.

With respect to the issuance and sale of Other Units, we have further assumed that an appropriate certificate of designations or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Other Units, or an amendment to the Organizational Documents, will have been duly adopted and fixed by the Board of Directors of the Partnership and, if applicable, the General Partner and the holders of Other Units, all in conformity with the requirements of the Organizational Documents.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Partnership is validly existing under Marshall Islands law.

2.	The Partnership and each Subsidiary Guarantor has the power to enter into each Indenture and the issue a Guarantee thereunder.

3.
With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the terms and issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and upon payment of the consideration thereof as provided for therein, then the Common Units will be validly issued and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

4.
With respect to the Other Units, when (i) the Partnership has taken all necessary action to approve the terms and issuance of such Other Units, the terms of the offering thereof and related matters and (ii) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and upon payment of the consideration thereof as provided for therein, then the Other Units will be validly issued and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act), and if the Other Units are convertible or exchangeable into Common Units or other Other Units, then such resulting Common Units or Other Units upon conversion will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above) validly issued and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

5.
The Secondary Units have been duly authorized and are validly issued and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

6.
With respect to the Debt Securities and related Guarantees, (A) when (i) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership and the Subsidiary Guarantors, as applicable, and the Trustee thereunder, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the Trustee executing the applicable Indenture; (iii) the Partnership and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and related Guarantees, if any, the terms of the offering thereof and related matters; and (iv) such Debt Securities and related Guarantees, if any, have been duly created, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the other applicable definitive purchase, underwriting, or similar agreement approved by the Partnership and as contemplated in the Prospectus or prospectus supplement related thereto, against payment of the consideration therefor as provided for therein, such Debt Securities will constitute valid and legally binding obligations of the Partnership, and the related Guarantees, if any, will constitute valid and legally binding obligations of the Partnership and Subsidiary Guarantor, as applicable, in each case, enforceable against the Partnership and each Subsidiary Guarantor, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, and (B) if the Debt Securities issued by the Partnership are convertible or exchangeable into Common Units or Other Units, then such resulting Common Units or Other Units will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above), validly issued and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

7.
With respect to the Warrants, Rights and Purchase Contracts (together, the “Subscription Securities”), (A) when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering thereof and related matters; and (ii) such Subscription Securities have been duly executed, issued and delivered in accordance with the provisions of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement and in accordance with the provisions of the applicable definitive purchase, underwriting, or similar agreement approved by the Partnership and as contemplated in the Prospectus or prospectus supplement related thereto, against payment of the consideration therefor as provided for therein, such Subscription Securities will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, and (B) if Common Units or Other Units are issuable under any Subscription Securities, then such issuable Common Units or Other Units upon exercise, conversion or otherwise a part thereof will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above), validly issued and nonassessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

This opinion is limited to the laws of the State of New York (with respect to paragraphs 6(A) and 7(A)) and to the Delaware General Corporation Law (with respect to paragraph 2), and the laws of the Republic of the Marshall Islands (with respect to paragraphs 1-5, 6(B) and 7(B)) as in effect on the date hereof. Insofar as the opinions expressed herein depend on matters governed under the laws of Malta, we have relied on the opinion of Gauci-Maistre Xynou, filed as Exhibit 5.2 to the Registration Statement. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP

Schedule A

Dynagas Finance Inc.
Dynagas Operating GP LLC
Dynagas Operating L.P.
Dynagas Equity Holding Ltd.
Dynagas LNG Carriers Ltd.
Dynagas Finance LLC.
Noteworthy Shipping Limited
Lance Shipping S.A.
Navajo Marine Limited
Pegasus Shipholding S.A.
Seacrown Maritime Ltd
Solana Holding Ltd